EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES RECORD SECOND QUARTER EARNINGS AND

INCREASES DIVIDEND

YOUNGSTOWN, Ohio (July 18, 2017) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), today announced net income of $8.2 million, or $0.163 per diluted common share, a 45.5% improvement over the $0.112 per diluted common share reported for the quarter ended June 30, 2016.

Second quarter 2017 highlights:

•	Organic loan growth, including loans held for sale, strong at 9.4% annualized

•	Revenue growth of 31%, compared to the second quarter of 2016

•	Net interest margin increased to 3.46%

•	Return on average assets of 1.27%

•	Return on average equity of 11.60%, return on average tangible equity of 12.66%

•	Efficiency ratio improved to 54.71%

•	Dividend of $0.04 declared per common share, up 33%

Gary M. Small, President and Chief Executive Officer of the Company commented, “The results for the quarter reflect the successful efforts of the entire Home Savings team. Outstanding earnings were driven by strong revenue growth combined with a disciplined approach to managing the business. We continue to see very good opportunities across all our markets and business lines and believe the quarterly performance to be reflective of the organization’s capabilities going forward.”

Strong Organic Loan Growth

Loan growth for the second quarter, including loans held for sale, totaled $45.2 million, or 9.4%. Total loans, including loans held for sale, were $1.97 billion at June 30, 2017 compared to $1.93 billion at March 31, 2017.

Commercial loan growth was $33.9 million for the quarter ended June 30, 2017, a 19.1% annualized organic growth rate. The Company continues to focus on attracting and building commercial relationships. Residential mortgage loans increased modestly during the quarter. The Company sold $27.9 million of residential mortgage loans that were reclassified from the portfolio to held for sale at the end of the second quarter, consistent with our strategic objectives.

Net Interest Margin Expands

Net interest income increased 10.9% to $20.5 million for the quarter ended June 30, 2017, compared to $18.5 million for the quarter ended March 31, 2017 and increased 33.7% from $15.3 million for the three months ended June 30, 2016. The increase in net interest income was primarily due to yield earned on loans was 4.30%, or 19 basis points higher than the prior quarter and 16 basis points higher than the same quarter last year while cost of deposits only increased 5 basis points to 0.42% from the quarter ended March 31, 2017 and 1 basis point from the quarter ended June 30, 2016.

The net interest margin was 3.46% for the three months ended June 30, 2017, an 18 basis point increase from the 3.28% reported in the quarter ended March 31, 2017. For the quarter ended June 30, 2016, the net interest margin was 3.25%. The increased margin for both time periods was primarily due to continued growth in yield on earning assets along with the recognition of purchase accounting adjustments. Yield on interest earning assets was 3.97%, an increase of 23 basis points from the prior quarter and 29 basis points from the same quarter last year. Cost of funds for the quarter ended June 30, 2017 was 0.64%, an increase of 6 basis points from the quarter ended March 31, 2017 and 7 basis points from the quarter ended June 30, 2016. Net interest margin was 3.38% for the six months ended June 30, 2017, compared to 3.23% for the same period last year.

Excluding the impact of the amortization of premiums on time deposits and the accretion of the loan portfolio discount of $1.2 million, the net interest margin would have been 11 basis points lower, or 3.27%, for the six months ended June 30, 2017.

Nonperforming Loans to Total Loans Ratio Decreases

The ratio of nonperforming loans to total loans continues to improve. The ratio was 0.58% at June 30, 2017, which is down from 1.45% reported at June 30, 2016. Net charge-offs as a percentage of average loans were only 3 basis points, or $152,000 for the three months ended June 30, 2017.

The Company’s provision for loan losses totaled $842,000 for the second quarter of 2017, which was down in comparison to the prior quarter, and up $447,000 from the second quarter of 2016. As of June 30, 2017, the Company’s allowance for loan losses to total loans was 1.04%, versus 1.25% at December 31, 2016 and 1.21% at June 30, 2016.

Loans acquired were recorded at fair value at the time of acquisition; therefore, there was no allowance associated with these loans at June 30, 2017. When combining the remaining fair value adjustment of $4.9 million and the Company’s allowance, the Company’s allowance as a percentage of total loans increases to 1.30%.

Non-Interest Income

Non-interest income increased 22.7% to $7.1 million in the second quarter of 2017, compared to the $5.8 million recognized in the second quarter last year. Mortgage banking income was 13.3% higher compared to the same quarter last year. Debit/credit card fee income was up 18.4% compared to the second quarter of 2016. Deposit related fee income rose 3.6% in the second quarter of 2017, compared to the second quarter of 2016. Also affecting the comparison was the Company’s recognition of higher gains on the sale of securities and a full quarter of trust fee income.

Non-Interest Expense

Non-interest expense decreased 25.2% to $15.2 million during the second quarter of 2017 compared to $20.3 million during the first quarter of 2017 and increased 18.0% compared to $12.9 million recognized in the second quarter of 2016. Excluding the $5.0 million of acquisition related expense, non-interest expense was down $152,000 compared to the first quarter of 2017. As a result of the cost savings realized during the quarter along with the expansion of revenues from the acquisition, the Company’s efficiency ratio improved to 54.7% for the quarter ended June 30, 2017.

Tangible Book Value

Tangible book value per common share at June 30, 2017 was $5.27 compared to $5.32 at December 31, 2016. The decline was primarily due to the acquisition of Premier.

Dividend to be Paid

On July 18, 2017, the Board of Directors declared a quarterly cash dividend of $0.04 per common share payable August 11, 2017 to shareholders of record at the close of business July 28, 2017.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, July 19, 2017, at 10:00 a.m. ET., to provide an overview of the Company’s second quarter 2017 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 2nd Quarter 2017 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company and operates retail banking offices and loan production centers in Ohio, western Pennsylvania and West Virginia. Additional information on the Company, Home Savings and James & Sons Insurance may be found on the Company’s web site: ir.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

…

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2017	March 31, 2017	F/(U)	December 31, 2016	F/(U)
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$42,654	$32,904	29.6%	$27,690	54.0%
Federal funds sold	9,360	16,868	-44.5%	18,197	-48.6%

Total cash and cash equivalents	52,014	49,772	4.5%	45,887	13.4%
Securities:
Available for sale, at fair value	287,179	335,834	-14.5%	343,284	-16.3%
Held to maturity (fair value of $87,775, $93,297 and $96,150, respectively)	88,559	94,523	-6.3%	97,519	-9.2%
Loans held for sale, at lower of cost or market	199	197	1.0%	165	20.6%
Loans held for sale, at fair value	85,954	75,501	13.8%	62,593	37.3%
Loans, net of allowance for loan losses of $19,660, $18,970 and $19,087	1,869,095	1,835,000	1.9%	1,503,577	24.3%
Federal Home Loan Bank stock, at cost	19,324	19,324	0.0%	18,068	7.0%
Premises and equipment, net	22,424	23,919	-6.3%	20,963	7.0%
Accrued interest receivable	7,420	7,032	5.5%	6,900	7.5%
Real estate owned and other repossessed assets	1,197	1,137	5.3%	1,777	-32.6%
Goodwill	19,467	19,460	0.0%	208	9259.1%
Core deposit intangible	2,099	2,182	-3.8%	5	41880.0%
Customer list intangible	2,060	2,090	-1.4%	1,356	51.9%
Cash surrender value of life insurance	56,628	56,238	0.7%	55,861	1.4%
Other assets	39,946	34,801	14.8%	33,182	20.4%

Total assets	$2,553,565	$2,557,010	-0.1%	$2,191,345	16.5%

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$339,067	$333,940	1.5%	$256,918	32.0%
Interest bearing
Customer deposits	1,423,327	1,439,266	-1.1%	1,181,557	20.5%
Brokered deposits	131,599	131,999	-0.3%	76,516	72.0%

Total interest bearing deposits	1,554,926	1,571,265	-1.0%	1,258,073	23.6%

Total deposits	1,893,993	1,905,205	-0.6%	1,514,991	25.0%
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	48,146	47,951	0.4%	47,756	0.8%
Short-term advances	280,000	291,000	-3.8%	343,000	-18.4%

Total Federal Home Loan Bank advances	328,146	338,951	-3.2%	390,756	-16.0%
Repurchase agreements and other	8,045	6,839	17.6%	512	1471.3%

Total borrowed funds	336,191	345,790	-2.8%	391,268	-14.1%
Advance payments by borrowers for taxes and insurance	21,989	17,084	28.7%	23,812	-7.7%
Accrued interest payable	392	304	28.9%	145	170.3%
Accrued expenses and other liabilities	15,520	11,525	34.7%	11,323	37.1%

Total liabilities	2,268,085	2,279,908	-0.5%	1,941,539	16.8%

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—	0.0%	—	0.0%
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 49,715,021, 49,695,487 and 46,581,370 shares, respectively, outstanding	174,184	177,523	-1.9%	174,360	-0.1%
Retained earnings	162,716	152,721	6.5%	152,675	6.6%
Accumulated other comprehensive loss	(18,448)	(20,042)	-8.0%	(21,040)	-12.3%
Treasury stock, at cost, 4,444,307, 4,443,423 and 7,557,540 shares, respectively	(32,972)	(33,100)	-0.4%	(56,189)	-41.3%

Total shareholders’ equity	285,480	277,102	3.0%	249,806	14.3%

Total liabilities and shareholders’ equity	$2,553,565	$2,557,010	-0.1%	$2,191,345	16.5%

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,		June 30,		June 30,	June 30,
	2017	2017	F/(U)	2016	F/(U)	2017	2016	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$20,011	$17,558	14.0%	$14,184	41.1%	$37,569	$27,985	34.2%
Loans held for sale	872	661	31.9%	363	140.2%	1,533	695	120.6%
Securities:
Available for sale, nontaxable	418	418	0.0%	290	44.1%	836	413	102.4%
Available for sale, taxable	1,479	1,602	-7.7%	1,781	-17.0%	3,081	3,716	-17.1%
Held to maturity, nontaxable	52	62	-16.1%	62	-16.1%	114	117	-2.6%
Held to maturity, taxable	454	465	-2.4%	524	-13.4%	919	1,101	-16.5%
Federal Home Loan Bank stock dividends	227	214	6.1%	180	26.1%	441	362	21.8%
Other interest earning assets	40	80	-50.0%	15	166.7%	120	30	300.0%

Total interest income	23,553	21,060	11.8%	17,399	35.4%	44,613	34,419	29.6%
Interest expense
Deposits	1,987	1,621	-22.6%	1,496	-32.8%	3,608	3,108	-16.1%
Federal Home Loan Bank advances	1,064	955	-11.4%	563	-89.0%	2,019	1,093	-84.7%
Repurchase agreements and other	8	8	0.0%	6	-33.3%	16	11	-45.5%

Total interest expense	3,059	2,584	-18.4%	2,065	-48.1%	5,643	4,212	-34.0%

Net interest income	20,494	18,476	10.9%	15,334	33.7%	38,970	30,207	29.0%
Taxable equivalent adjustment	229	237	-3.4%	187	22.5%	466	282	65.2%

Net interest income (FTE) (1)	20,723	18,713	10.7%	15,521	33.5%	39,436	30,489	29.3%
Provision for loan losses	842	1,475	42.9%	395	-113.2%	2,317	2,550	9.1%

Net interest income after provision for loan losses (FTE)	19,881	17,238	15.3%	15,126	31.4%	37,119	27,939	32.9%

Non-interest income
Insurance agency income	472	473	-0.2%	516	-8.5%	945	818	15.5%
Brokerage income	301	322	-6.5%	396	-24.0%	623	696	-10.5%
Service fees and other charges:
Deposit related fees	1,411	1,290	9.4%	1,362	3.6%	2,701	2,688	0.5%
Mortgage servicing fees	729	735	-0.8%	701	4.0%	1,464	1,399	4.6%
Mortgage servicing rights valuation	(2)	(3)	-33.3%	(292)	-99.3%	(5)	(727)	99.3%
Mortgage servicing rights amortization	(486)	(448)	8.5%	(567)	-14.3%	(934)	(1,035)	9.8%
Other service fees	33	29	13.8%	47	-29.8%	62	65	-4.6%
Net gains (losses):
Securities available for sale	301	29	937.9%	233	29.2%	330	386	-14.5%
Mortgage banking income	2,117	1,323	60.0%	1,869	13.3%	3,440	3,251	5.8%
Real estate owned and other repossessed assets charges, net	(18)	(52)	-65.4%	(63)	-71.4%	(70)	(76)	7.9%
Debit/credit card fees	1,326	923	43.7%	1,120	18.4%	2,249	2,001	12.4%
Trust fee income	420	282	48.9%	—	100.0%	702	—	100.0%
Other income	486	481	1.0%	458	6.1%	967	972	-0.5%

Total non-interest income	7,090	5,384	31.7%	5,780	22.7%	12,474	10,438	19.5%

Non-interest expense
Salaries and employee benefits	8,749	8,975	2.5%	7,186	-21.8%	17,724	14,274	-24.2%
Occupancy	943	964	2.2%	855	-10.3%	1,907	1,717	-11.1%
Equipment and data processing	2,306	2,079	-10.9%	1,887	-22.2%	4,385	3,722	-17.8%
Financial institutions tax	510	490	-4.1%	431	-18.3%	1,000	873	-14.5%
Advertising	265	124	-113.7%	221	-19.9%	389	348	-11.8%
Amortization of intangible assets	113	83	-36.1%	10	-1030.0%	196	23	-752.2%
FDIC insurance premiums	340	188	-80.9%	287	-18.5%	528	613	13.9%
Other insurance premiums	109	112	2.7%	73	-49.3%	221	162	-36.4%
Professional fees:
Legal and consulting fees	184	229	19.7%	193	4.7%	413	273	-51.3%
Other professional fees	420	520	19.2%	372	-12.9%	940	559	-68.2%
Real estate owned and other repossessed asset expenses	23	62	62.9%	77	70.1%	85	149	43.0%
Acquisition related expenses	—	4,962	100.0%	—	0.0%	4,962	—	-100.0%
Other expenses	1,214	1,502	19.2%	1,268	4.3%	2,716	2,611	-4.0%

Total non-interest expenses	15,176	20,290	25.2%	12,860	-18.0%	35,466	25,324	-40.0%

Income before income taxes	11,795	2,332	405.8%	8,046	46.6%	14,127	13,053	8.2%
Taxable equivalent adjustment	229	237	3.4%	187	-22.5%	466	282	-65.2%
Income tax expense	3,377	557	-506.3%	2,529	-33.5%	3,934	4,121	4.5%

Net income	$8,189	$1,538	432.4%	$5,330	53.6%	$9,727	$8,650	12.5%

Earnings per common share:
Basic	$0.165	$0.032	415.6%	$0.113	46.0%	$0.198	$0.182	8.8%
Diluted	0.163	0.032	409.4%	0.112	45.5%	0.196	0.182	7.7%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$1,863,525	$20,012	4.30%	$1,706,009	$17,560	4.12%	$1,369,683	$14,186	4.14%
Loans held for sale	80,205	872	4.35%	67,860	661	3.90%	37,521	363	3.87%

Total loans, net	1,943,730	20,884	4.30%	1,773,869	18,221	4.11%	1,407,204	14,549	4.14%
Securities:
Available for sale-taxable	258,217	1,479	2.29%	287,775	1,602	2.23%	315,583	1,781	2.26%
Available for sale-nontaxable (2)	59,209	619	4.18%	59,361	621	4.18%	42,394	440	4.15%
Held to maturity-taxable	80,817	454	2.25%	83,655	465	2.22%	95,933	524	2.18%
Held to maturity-nontaxable (2)	9,843	79	3.21%	12,451	94	3.02%	12,971	96	2.96%

Total securities	408,086	2,631	2.58%	443,242	2,782	2.51%	466,881	2,841	2.43%
Federal Home Loan Bank stock	19,324	227	4.70%	18,905	214	4.53%	18,068	180	3.98%
Other interest earning assets	22,129	40	0.72%	43,059	80	0.74%	18,978	15	0.33%

Total interest earning assets	2,393,269	23,782	3.97%	2,279,075	21,297	3.74%	1,911,131	17,585	3.68%
Non-interest earning assets	180,524			166,070			132,780

Total assets	$2,573,793			$2,445,145			$2,043,911

Interest bearing liabilities:
Deposits:
Checking accounts	$633,276	480	0.30%	$564,903	337	0.24%	$505,284	261	0.21%
Savings accounts	308,683	27	0.03%	301,675	30	0.04%	291,820	34	0.05%
Certificates of deposit
Customer certificates of deposit	504,397	1,166	0.92%	468,686	1,073	0.92%	434,053	1,201	1.11%
Brokered certificates of deposit	133,082	314	0.94%	99,380	181	0.73%	—	—	—%

Total certificates of deposit	637,479	1,480	0.93%	568,066	1,254	0.88%	434,053	1,201	1.11%

Total interest bearing deposits	1,579,438	1,987	0.50%	1,434,644	1,621	0.45%	1,231,157	1,496	0.49%
Federal Home Loan Bank advances
Long-term advances	48,019	370	3.08%	47,823	349	2.92%	47,237	307	2.60%
Short-term advances	286,604	694	0.97%	347,050	606	0.70%	246,967	256	0.41%

Total Federal Home Loan Bank advances	334,623	1,064	1.27%	394,873	955	0.97%	294,204	563	0.77%
Repurchase agreements and other	4,844	8	0.66%	1,051	8	3.04%	527	6	4.55%

Total borrowed funds	339,467	1,072	1.26%	395,924	963	0.97%	294,731	569	0.77%

Total interest bearing liabilities	$1,918,905	3,059	0.64%	$1,830,568	2,584	0.56%	$1,525,888	2,065	0.54%

Non-interest bearing liabilities
Total noninterest bearing deposits	333,784			306,402			241,098
Other noninterest bearing liabilities	38,769			33,898			29,751

Total noninterest bearing liabilities	372,553			340,300			270,849

Total liabilities	$2,291,458			$2,170,868			$1,796,737
Shareholders’ equity	282,335			274,277			247,174

Total liabilities and equity	$2,573,793			$2,445,145			$2,043,911

Net interest income and interest rate spread		$20,723	3.33%		$18,713	3.18%		$15,520	3.14%

Net interest margin			3.46%			3.28%			3.25%
Average interest earning assets to average interest bearing liabilities			124.72%			124.50%			125.24%

Interest bearing deposits
Checking accounts	$633,276	$480	0.30%	$564,903	$337	0.24%	$505,284	$261	0.21%
Savings accounts	308,683	27	0.03%	301,675	30	0.04%	291,820	34	0.05%
Customer certificates of deposit	504,397	1,166	0.92%	468,686	1,073	0.92%	434,053	1,201	1.11%

Total customer deposits	1,446,356	1,673	0.46%	1,335,264	1,440	0.43%	1,231,157	1,496	0.49%
Brokered certificates of deposit	133,082	314	0.94%	99,380	181	0.73%	—	—	—%

Total interest bearing deposits	1,579,438	1,987	0.50%	1,434,644	1,621	0.45%	1,231,157	1,496	0.49%
Noninterest bearing deposits	333,784	—	0.00%	306,402	—	0.00%	241,098	—	0.00%

Total average deposits and cost of deposits	$1,913,222	$1,987	0.42%	$1,741,046	$1,621	0.37%	$1,472,255	$1,496	0.41%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$48,019	$370	3.08%	$47,823	$349	2.92%	$47,237	$307	2.60%
Short term advances	286,604	694	0.97%	347,050	606	0.70%	246,967	256	0.41%

Total Federal Home Loan Bank advances	334,623	1,064	1.27%	394,873	955	0.97%	294,204	563	0.77%
Repurchase agreements and other	4,844	8	0.66%	1,051	8	3.04%	527	6	4.55%

Total borrowed funds	339,467	1,072	1.26%	395,924	963	0.97%	294,731	569	0.77%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,252,689	$3,059	0.54%	$2,136,970	$2,584	0.48%	$1,766,986	$2,065	0.47%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,553,565	$2,557,010	$2,191,345	$2,160,234	$2,080,542
Total loans, net	1,869,095	1,835,000	1,503,577	1,473,949	1,398,106
Total securities	375,738	430,357	440,803	457,671	474,707
Total deposits	1,893,993	1,905,205	1,514,991	1,473,043	1,455,746
Average interest-bearing deposits	1,579,438	1,434,644	1,236,496	1,207,858	1,231,157
Average noninterest-bearing deposits	333,784	306,402	257,412	242,310	241,098
Total shareholders’ equity	285,480	277,102	249,806	256,403	254,075
Net interest income	20,494	18,476	16,334	15,760	15,334
Net interest income (FTE) (1)	20,723	18,713	16,553	15,945	15,520
Provision for loan losses	842	1,475	1,493	1,344	395
Noninterest income	7,090	5,384	5,635	6,003	5,780
Noninterest expense	15,176	20,290	13,717	12,978	12,860
Income tax expense	3,377	557	1,734	2,288	2,529
Net income	8,189	1,538	5,025	5,153	5,330

Share Data
Basic earnings per common share	$0.165	$0.032	$0.108	$0.111	$0.113
Diluted earnings per common share	0.163	0.032	0.107	0.110	0.112
Book value per common share	5.74	5.58	5.36	5.51	5.46
Tangible book value per common share	5.27	5.10	5.33	5.48	5.43
Market value per common share	8.31	8.34	8.94	7.11	6.08

Common shares outstanding at end of period	49,715	49,695	46,581	46,542	46,493
Weighted average shares outstanding—basic	49,392	48,289	46,216	46,167	46,869
Weighted average shares outstanding—diluted	49,795	48,646	46,415	46,392	47,117

Key Ratios
Return on average assets (2)	1.27%	0.25%	0.93%	0.98%	1.04%
Return on average equity (3)	11.60%	2.24%	8.00%	8.38%	8.63%
Return on tangible equity (4)	12.66%	2.39%	8.05%	8.43%	8.68%
Net interest margin	3.46%	3.28%	3.26%	3.25%	3.25%
Efficiency ratio	54.71%	83.78%	61.89%	59.40%	60.81%
Nonperforming loans to net loans, end of period	0.58%	0.58%	0.83%	1.32%	1.45%
Nonperforming assets to total assets, end of period	0.72%	0.74%	0.94%	0.98%	1.06%
Allowance for loan loss as a percent of loans, end of period	1.04%	1.02%	1.25%	1.22%	1.21%
Delinquent loans to total net loans, end of period	0.77%	0.81%	1.26%	1.48%	1.49%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Net income divided by average total equity, minus average intangible assets

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$121,565	$108,330	$93,597	$107,066	$81,022
Owner/nonowner occupied commercial real estate	342,300	325,633	231,401	225,699	196,110
Land	10,867	9,276	8,373	9,401	9,748
Construction	96,765	94,727	68,158	45,137	61,744
Commercial and industrial	170,758	170,398	102,729	106,880	88,804

Total	742,255	708,364	504,258	494,183	437,428
Residential mortgage loans
Real estate	834,349	839,413	762,926	755,893	747,530
Construction	56,946	51,372	35,695	35,875	35,275

Total	891,295	890,785	798,621	791,768	782,805
Consumer loans
Consumer	251,151	251,215	216,598	203,851	193,272

Total	251,151	251,215	216,598	203,851	193,272

Total loans	1,884,701	1,850,364	1,519,477	1,489,802	1,413,505
Less:
Allowance for loan losses	19,660	18,970	19,087	18,234	17,172
Deferred loan costs, net	(4,054)	(3,606)	(3,187)	(2,381)	(1,773)

Total	15,606	15,364	15,900	15,853	15,399

Total loans, net	1,869,095	1,835,000	1,503,577	1,473,949	1,398,106
Loans held for sale, net	86,153	75,698	62,758	60,345	43,847

Total loans	$1,955,248	$1,910,698	$1,566,335	$1,534,294	$1,441,953

	At or for the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$175,800	$211,875	$158,271	$170,348	$182,713
Non-interest bearing checking accounts	339,067	333,940	256,918	252,923	236,173

Total checking accounts	514,867	545,815	415,189	423,271	418,886
Savings accounts	310,012	308,533	294,563	290,325	292,232
Money market accounts	427,348	418,449	316,813	312,124	314,081

Total non-time deposits	1,252,227	1,272,797	1,026,565	1,025,720	1,025,199
Certificates of deposit less than $250,000	557,300	547,823	425,893	381,605	366,410
Certificates of deposit greater than $250,000	84,466	84,585	62,533	65,718	64,137

Total certificates of deposit	641,766	632,408	488,426	447,323	430,547

Total deposits	$1,893,993	$1,905,205	$1,514,991	$1,473,043	$1,455,746

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$18,970	$19,087	$18,234	$17,172	$16,903
Provision	842	1,475	1,493	1,344	395
Net chargeoffs	(152)	(1,592)	(640)	(282)	(126)

Ending balance	$19,660	$18,970	$19,087	$18,234	$17,172

	At or for the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$4	$1	$5	$35	$3
Owner/nonowner occupied commercial real estate	24	(1,141)	(570)	17	(117)
Land	—	(25)	(100)	(250)	—
Construction	—	—	—	—	—
Commercial and industrial	108	1	139	192	62

Total	136	(1,164)	(526)	(6)	(52)
Residential mortgage loans
Real estate	(239)	(196)	(123)	(146)	(59)
Construction	—	—	—	—	—

Total	(239)	(196)	(123)	(146)	(59)
Consumer loans
Consumer	(49)	(232)	9	(130)	(15)

Total	(49)	(232)	9	(130)	(15)

Total net chargeoffs	$(152)	$(1,592)	$(640)	$(282)	$(126)

	At or for the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$413	$419	$—	$—	$—
Owner/nonowner occupied commercial real estate	1,331	1,398	3,546	6,879	7,362
Land	9	9	34	134	384
Construction	—	—	—	—	—
Commercial and industrial	190	354	361	4,242	4,633

Total	1,943	2,180	3,941	11,255	12,379
Residential mortgage loans
Real estate	6,701	5,868	6,084	5,835	5,713
Construction	—	—	—	—	—

Total	6,701	5,868	6,084	5,835	5,713
Consumer loans
Consumer	2,139	2,513	2,414	2,358	2,249

Total	2,139	2,513	2,414	2,358	2,249

Total nonperforming loans	$10,783	$10,561	$12,439	$19,448	$20,341

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$7,708	$7,581	$7,859	$15,350	$15,819
Past due 90 days and still accruing	2	—	—	—	—

Past due 90 days	7,710	7,581	7,859	15,350	15,819
Past due less than 90 days and on nonaccrual	3,073	2,980	4,580	4,098	4,522

Total nonperforming loans	10,783	10,561	12,439	19,448	20,341
Other real estate owned	1,197	1,137	1,726	1,790	1,613
Other classified assets	6,384	6,384	6,384	—	—
Repossessed assets	—	—	51	3	3

Total nonperforming assets	$18,364	$18,082	$20,600	$21,241	$21,957

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Average Shareholders’ Equity to Average Tangible Equity:

	At or for the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands, except per share data)
Average shareholders equity	$282,335	$274,277	$251,230	$245,919	$247,174
Average intangible assets	23,699	26,935	1,543	1,556	1,611

Average tangible equity	$258,636	$247,342	$249,687	$244,363	$245,563

Net income	$8,189	$1,538	$5,025	$5,153	$5,330

Return on tangible equity	12.66%	2.49%	8.05%	8.43%	8.68%

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income:

	For the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Interest income	$23,553	$21,060	$18,495	$17,815	$17,399
Fully taxable equivalent adjustment	229	237	219	185	187

Fully taxable equivalent interest income	23,782	21,297	18,714	18,000	17,586
Interest expense	3,059	2,584	2,161	2,055	2,065

Fully taxable net interest income	$20,723	$18,713	$16,553	$15,945	$15,521

	For the six months ended
	June 30, 2017	June 30, 2016
	(Dollars in thousands)
Interest income	$44,613	$34,419
Fully taxable equivalent adjustment	466	282

Fully taxable equivalent interest income	45,079	34,701
Interest expense	5,643	4,212

Fully taxable net interest income	$39,436	$30,489

Reconciliation of Net Interest Margin without Accretion/Amortization of Purchase Accounting Adjustments:

Six months ended
June 30, 2017
(Dollars in thousands)
Fully taxable net interest income	$39,436
Accretion/amortization of purchase accounting adjustments	1,185

Fully taxable net interest income, without purchase accounting adjustments	$38,251

Average interest earning assets	$2,336,489
Net interest margin excluding accretion amortization of purchase accounting adjustments	3.27%

Reconciliation of Coverage Ratio to Coverage Ratio with Fair Value Adjustments Included with Allowance for Loan Losses:

June 30, 2017
(Dollars in thousands)
Allowance for loan losses	$19,660
Fair value adjustments	4,917

24,577

Loans, net	$1,869,095
Coverage ratio with the Fair Value adjustments included in Allowance for loan losses	1.30%

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

	At the quarters ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$285,480	$277,102	$249,806	$256,403	$254,075
Goodwill	19,467	19,460	208	—	—
Customer list intangible	2,060	2,090	1,356	1,538	1,554
Core deposit intangible	2,099	2,182	5	6	7
Total common shares outstanding	49,715,021	49,695,487	46,581,370	46,542,388	46,492,527
Tangible book value, as reported	$5.27	$5.10	$5.33	$5.48	$5.43